UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2021

AEHR TEST SYSTEMS
(Exact name of registrant as specified in its charter)

California	000-22893	94-2424084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 KATO TERRACE, FREMONT, CA 94539
(Address of principal executive offices, including zip code)

510-623-9400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AEHR	The NASDAQ Capital Market

Item 1.02. Termination of a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K dated April 28, 2020 by Aehr Test Systems (the “Company”), on April 23, 2020, the Company obtained an unsecured loan in the aggregate amount of $1,678,789 (the “Loan”) from Silicon Valley Bank (the “Lender”) pursuant to the Paycheck Protection Program established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and guaranteed by the U.S. Small Business Administration (the “SBA”).

On June 12, 2021, the Company received confirmation from the Lender that on June 4, 2021 the SBA approved the Company’s PPP Loan forgiveness application for the entire PPP Loan balance of $1,678,789 and interest totaling $18,933.01, and that the remaining PPP Loan balance is zero.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aehr Test Systems (Registrant)

Date: June 14, 2021	By:	/s/ Kenneth B. Spink
Kenneth B. Spink
Vice President of Finance and Chief Financial Officer